Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2008, in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-115602) and related Prospectus of Grande Communications Holdings, Inc. and Subsidiary for the registration of 136,000 warrants and the underlying 13,645,696 shares of its common stock.

/s/ Ernst & Young LLP
Austin, Texas
April 11, 2008